UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): December 2, 2004

Commission File Number	Exact names of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	IRS Employer Identification Number
1-15929 1-8349 1-3274	PROGRESS ENERGY, INC.
410 South Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

FLORIDA PROGRESS CORPORATION
410 South Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: Florida

FLORIDA POWER CORPORATION
d/b/a Progress Energy Florida, Inc.
100 Central Avenue
St. Petersburg, Florida 33701-3324
Telephone: (727) 820-5151
	State of Incorporation: Florida	56-2155481 59-2147112 59-0247770

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        This combined Form 8-K is filed separately by two registrants: Florida Progress Corporation and Florida Power Corporation d/b/a Progress Energy Florida, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2004, Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the “Company” or “PEF”) entered into precedent and related agreements with Southern Natural Gas Company (“SNG”), Florida Gas Transmission Company (“FGT”), and BG LNG Services, LLC (“BG”) for the supply of natural gas and associated firm pipeline transportation to augment the Company’s gas supply needs for the period from May 1, 2007 to April 30, 2027. The total cost to the Company associated with the agreements is approximately $3.3 billion. The transactions are subject to several conditions precedent, which include obtaining the Florida Public Service Commission’s approval of the agreements, the completion and commencement of operation of the necessary related expansions to SNG’s and FGT’s respective natural gas pipeline systems, and other standard closing conditions.

This combined report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this document that are not historical facts are forward-looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and neither Progress Energy, Inc. (“Progress Energy”), Florida Progress Corporation (“FPC”) nor PEF undertakes any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex government laws and regulations, including those relating to the environment; deregulation or restructuring in the electric industry that may result in increased competition and unrecovered (stranded) costs; the uncertainty regarding the timing, creation and structure of regional transmission organizations; weather conditions that directly influence the demand for electricity; our ability to recover through the regulatory process, and the timing of, the costs associated with the four hurricanes that impacted our service territory in 2004 or other significant weather events; recurring seasonal fluctuations in demand for electricity; fluctuations in the price of energy commodities and purchased power; economic fluctuations and the corresponding impact on Progress Energy and its subsidiaries’ commercial and industrial customers; the ability of Progress Energy’s subsidiaries to pay upstream dividends or distributions to it; the impact on the facilities and the businesses of Progress Energy from a terrorist attack; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the ability to successfully access capital markets on favorable terms; the impact that increases in leverage may have on Progress Energy; the ability of Progress Energy to maintain its current credit ratings; the impact of derivative contracts used in the normal course of business by Progress Energy; investment performance of pension and benefit plans; Progress Energy ‘s ability to control costs, including pension and benefit expense, and achieve its cost management targets for 2007; the availability and use of Internal Revenue Code Section 29 (Section 29) tax credits by synthetic fuel producers and Progress Energy’s continued ability to use Section 29 tax credits related to its coal and synthetic fuel businesses; the impact to our financial condition and performance in the event it is determined that Progress Energy is not entitled to previously taken Section 29 tax credits; Progress Energy’s ability to manage the risks involved with the operation of its nonregulated plants, including dependence on third parties and related counter-party risks, and a lack of operating history; Progress Energy’s ability to manage the risks associated with its energy marketing operations; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact Progress Energy’s subsidiaries.

These and other risk factors are detailed from time to time in the Progress Energy, FPC and PEF United States Securities and Exchange Commission (SEC) reports. Many, but not all of the factors that may impact actual results are discussed in the Risk Factors sections of Progress Energy’s, FPC’s and PEF’s annual reports on Form 10-K for the year ended December 31, 2003, which were filed with the SEC on March 12, 2004. These reports should be read carefully. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the control of Progress Energy, FPC and PEF. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the effect of each such factor on Progress Energy, FPC and PEF.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.,
FLORIDA PROGRESS CORPORATION and
FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Registrants

By:/s/ Geoffrey S. Chatas
       Geoffrey S. Chatas
        Executive Vice President and
        Chief Financial Officer

Date: December 3, 2004